                                                                    EXHIBIT 10.8


SOUTHWESTERN BELL

 Estimated Value of Contract: $1,200,000


 Scope of Contract: Exclusive Contract with
 Southwestern Bell and Hewlett Packard
 for up to 1,100 high schools. Includes
 servers, workstations, cabling and
 routers. Indefinite date. Statewide.
 $1.5 billion is planned for 9 more
 years.

SUBCONTRACTOR AGREEMENT



Between


 Southwestern Bell Telephone Company ("SWBT")
 A Missouri Corporation
 One Bell Center
 St. Louis, Missouri 63101

 and

 Micro-Media Solutions, Inc. ("Subcontractor"}
 A Texas Corporation
 501 Waller
 Austin, Texas 78702

                               Table of Contents


 INTRODUCTION ........................................................   2


 1. SCOPE OF WORK ....................................................   2

 2. COMPENSATION .....................................................   2

 3. AGREEMENT GOVERNS ................................................   2

 4. AUTHORITY OF SUBCONTRACTOR .......................................   3

 5. CONFLICT OF INTEREST .............................................   3

 6. RISK OF LOSS .....................................................   3

 7. CONTRACTOR'S WARRANTIES ..........................................   3

 8. SUBCONTRACTORS ...................................................   3

 9. COMPLIANCE WITH LAWS .............................................   3

 10. HARMONY .........................................................   4

 11. PAYMENT TO SUBCONTRACTOR ........................................   4

 12. RECORDS AND AUDIT ...............................................   4

 13. FORCE MAJEURE ...................................................   4

 14. INTELLECTUAL PROPERTY, PROPRIETARY INFO./OWNERSHIP OF
       DOCUMENTS .....................................................   4

 15. SUBCONTRACTOR'S STATUS ..........................................   5

 16. INSURANCE .......................................................   5

 17. ADVERTISING AND PUBLICITY .......................................   5

 18. PAYMENT OF TAXES ................................................   6

 19. INFRINGEMENT ....................................................   6

 20. LABOR AND MATERIAL ..............................................   7

 21. SEVERABILITY ....................................................   7

 22. NON-WAIVER ......................................................   7

 23. CUMULATIVE RIGHTS AND REMEDIES ..................................   7

 24. NOTICES .........................................................   7

 25. CHOICE OF LAW ...................................................   7

 26. ASSIGNMENT ......................................................   8

 27. LIABILITY .......................................................   8

 28. MODIFICATION TO CONFORM TO LAWS .................................   8

 29. NON-EXCLUSIVE DEALING ...........................................   8

 30. TERMINATION .....................................................   8

 31. PLANT AND WORK RULES ............................................   9

 32. ENTIRE AGREEMENT ................................................   9

APPENDIX A - SAMPLE PURCHASE ORDER
APPENDIX B - PRICE SCHEDULE
APPENDIX C - NONDISCRIMINATION COMPLIANCE AGREEMENT
(SW-9368)

SUBCONTRACTOR AGREEMENT


THIS SUBCONTRACT AGREEMENT (the "Agreement") between Micro-Media Solutions, Inc. (Subcontractor), a Texas corporation having its principal offices at 501 Waller, Austin, Texas 78702, and Southwestern Bell Telephone Company ("SWBT"), a Missouri corporation having its principal offices at One Bell Center, St. Louis, Missouri 63101, is for a term beginning on duly 23, 1997 and continuing until August 31, 1999, unless terminated sooner or extended as provided herein.

INTRODUCTION


WHEREAS, SWBT is in the business of, among other things, selling telecommunications solutions and services for it's customers; and WHEREAS, Subcontractor has the capability of installing and/or maintaining Wide Area Networks (WANS) (the "Services") and has represented to SWBT that it is skilled, experienced and knowledgeable in such business; and

WHEREAS, SWBT desires to contract with Subcontractor to provide Services and Materials in connection with WAN Installation and Maintenance (hereinafter defined) upon which SWBT is or will be performing for its Customer; and WHEREAS, the parties desire to agree on terms pursuant to which Services and Materials will be provided by SWBT;

NOW, THEREFORE, the parties agree, 1. SCOPE OF WORK Subcontractor will provide Installation and Maintenance services as requested by SWBT on SWBT's Purchase Orders in the form of Appendix A (sample), including but not limited to Installation and Maintenance of WAN equipment and networks at the designated rates in CLAUSE 2 COMPENSATION.

GENERAL: Upon receipt of SWBT's Purchase Order(s), stipulating installation addresses, and equipment to be installed, the "Subcontractor" shall promptly commence the installation services to meet SWBT's commitment to their Customer. Regardless of whether reference is made to this Agreement, all work performed for SWBT by the Subcontractor shall be subject to the provisions of this Agreement unless such work is performed under a separate written agreement. Where the work requested is not specifically provided for as provided under Clause 2 Compensation, the price will be as mutually agreed between the parties, but otherwise the work shall be subject to all the terms and provisions of this Agreement. SWBT may make changes in the work by altering, adding to or deducting from, the work. The Contractor's price shall be adjusted for such change on the basis of the appropriate work unit price. No change in the contract price shall be made for minor changes not involving extra cost. All other adjustments in the Agreement price by reason of any change shall be agreed to by the parties. SWBT does not commit itself to order any specific quantity of work under this Agreement and may have the same or similar work performed by its own employees or other contractors; per NON-EXCLUSIVE DEALING Clause 29.

2. COMPENSATION


SWBT agrees to pay for Services in accordance with the rates specified in each Purchase Order in accordance with the Price Schedule set forth in Appendix B attached hereto and made a part hereof

3. AGREEMENT GOVERNS In the event of any inconsistency or conflict between the terms of any Order or any attachment(s) thereto and this Agreement, this Agreement will govern unless the Order expressly notes the inconsistency or conflict and expressly states that the Order will govern. SWBT will have the right to accept or reject any term in an Order which conflicts with this Agreement.

4. AUTHORITY OF SUBCONTRACTOR Subcontractor represents and warrants that it has full power and authority to enter into this Agreement and perform its obligations hereunder, and that such performance will not result in a violation of (i) any applicable statute, law, ordinance, decree, order, rule or regulation of any governmental body, (ii) the provisions of Subcontractor's Articles of Incorporation or Bylaws, or (iii) any license, franchise, contract, indenture, evidence of indebtedness, security agreement or other agreement to which Subcontractor is a party or by which it may be bound.

5. CONFLICT OF INTEREST Each party hereby represents and warrants that no officer, director, employee or agent of the other party has been or will be employed, retained, paid a fee or otherwise has received or will receive any personal compensation, "kickback" or any other consideration, whether directly or indirectly, in connection with or in contemplation of the execution of this Agreement or any Order.

6. RISK OF LOSS Subcontractor agrees to protect any Material furnished by SWBT in connection with a Project and bear the risk of loss or damage thereto upon acceptance of delivery thereof until the Services are completed and accepted according to the applicable Order and in accordance with Clause 7, SUBCONTRACTOR'S WARRANTIES. However, Subcontractor will not be liable for damage caused by the negligence or willful act of SWBT, Customer or for defects in any Material furnished by SWBT.

7. SUBCONTRACTOR'S WARRANTIES Subcontractor warrants that it is knowledgeable and proficient in performing all SERVICES required under this Agreement. All SERVICES shall be performed in a good, workmanlike manner and all materials furnished by Subcontractor shall be of first quality unless a different quality is specified. Subcontractor shall correct at its expense all defects and deficiencies in the SERVICES which are discovered within 365 days from the date the SERVICES are accepted, whether said defects or deficiencies result from material furnished by Subcontractor or its subcontractors, or are the result of poor workmanship or failure to follow the plans drawings or other specifications made a part of this Agreement, and notwithstanding that full or partial payment therefore has been made. Acceptance of the SERVICES by SWBT shall not constitute a waiver of any such defects or deficiencies. SWBT, at its option, may remedy any defects and deficiencies and Subcontractor shall pay SWBT the cost there.

8. SUBCONTRACTORS Subcontractor may not subcontract any part of the Services to be performed hereunder without obtaining SWBT's prior written consent in each instance. Any installation resulting from Services performed by a subcontractor prior to the receipt of SWBT's written approval or which does not comply with industry standards will be subject to rejection and removal from the Project site at Subcontractors expense. Subcontractor will bind any approved subcontractor by contract to all the terms and conditions of this Agreement. Further, SWBT will not be liable or incur any obligation with respect to any subcontractor, nor will any such approval relieve Subcontractor from any responsibility or liability for the full performance of this Agreement or any accepted Order(s), including, without limitation, Services performed by any such subcontractor.

9. COMPLIANCE WITH LAWS Subcontractor agrees to comply with the provisions of the Fair Labor Standards Act, the Occupational Safety and Health Act, and all other applicable federal, state, county and local laws, ordinances, regulations and codes (including the identification and procurement of required permits, certificates, approvals and inspections) in Subcontractor's performance under this Agreement. Subcontractor further agrees, during the term of this Agreement, to comply with all applicable Executive and Federal regulations as set forth in Form SW9368, a copy of which is attached hereto as Appendix C and incorporated herein. Subcontractor will defend, indemnify and hold SWBT harmless from and against any loss, liability, damage or expense (including attorneys' fees and court costs) sustained by SWBT because of Subcontractors noncompliance herewith


Southwestern Bell Telephone

10. HARMONY Subcontractor will undertake such actions as are necessary to insure that all of its agents, employees, suppliers and subcontractors interact and interface with all agents, employees, subcontractors and consultants of SWBT and any other contractors or entities working or present at a Project location in a harmonious and fully cooperative manner. Subcontractor will schedule and coordinate the performance of the Services with the work of SWBT and any other consultants or contractors retained by SWBT.

11. PAYMENT TO SUBCONTRACTOR Subcontractor's request for payment will detail the specific Services billed referencing SWBT's Purchase Order and bear the signature of Subcontractor's duly authorized representative, certifying Subcontractor's completion of the Services. SWBT reserves the right to verify that Subcontractor's performance is in accordance with the requirements of the Purchase Order and the provisions of Clause 7 hereof, SUBCONTRACTOR'S WARRANTIES, prior to accepting Subcontractor's Services. Payment will be made net thirty (30) days after SWBT's receipt of Subcontractor's invoice.

12. RECORDS AND AUDIT Subcontractor agrees that it will: (a) Maintain complete and accurate records of all amounts billable to and payments made by SWBT hereunder in accordance with standard recognized accounting practices. (b) Retain such records and reasonable billing detail for a period of three (3) years from the date of final payment for Services. (c) Provide reasonable supporting documentation to SWBT concerning any disputed invoice amount within thirty (30) calendar days after receipt of written notification of such dispute. (d) Permit SWBT, through its accredited representatives, to inspect and audit during normal business hours the time and material charges invoiced to SWBT hereunder. Should SWBT request an audit, Subcontractor will make available any and all pertinent records and files.

13. FORCE MAJEURE Neither party will be held responsible for any delay or failure In performance of any part of this Contract to the extent that such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authorities, Act of God, public enemy, acts or omissions of carriers, or other causes beyond the control of Subcontractor or SWBT. If any force majeure condition occurs, ("Condition") the party delayed or unable to perform will give immediate notice to the other party and the notified party may elect to: (a) Terminate this Contract or any Order or part of either as to Services not already performed. (b) Suspend this Contract for the duration of the Condition, buy or sell elsewhere Services to be bought or sold hereunder, and deduct from any commitment the quantity bought or sold or for which such commitments have been made elsewhere. (c) Resume performance once the Condition ceases with an option in the notified party to extend the term of this Contract up to the length of time the Condition endured.

Unless written notice to the contrary is given within thirty (30) days after such notified party is notified of the Condition, option (b) above will be deemed selected,

14. INTELLECTUAL PROPERTY, PROPRIETARY INFORMATION AND OWNERSHIP OF DOCUMENTS Both parties acknowledge and agree that all patents, copyrights, trademarks, trade-names, proprietary information, trade secrets, documents, materials, products, programs, concepts, drawings, plans, technology, designs, methodologies, formulae, specifications, information, samples, models, calculations, hardware, software and the like belonging to one party, whether tangible or intangible and whether written or oral (collectively, the "Information"), which have or may come into the possession or knowledge of the other party, constitute or consist of confidential and proprietary information and/or trade secrets, the disclosure of which will cause serious harm and damage to the disclosing party. Accordingly, each party agrees that it will protect all Information received from the other party (the "Disclosing Party") with the same degree of care and confidentiality that it uses to protect its own proprietary and confidential information and will not make any use thereof other than in connection with the activities contemplated by this Agreement. Each party further agrees that, in the event that it is required by a judicial or administrative body to furnish Information regarding

Southwestern Bell

14. INTELLECTUAL PROPERTY, PROPRIETARY INFORMATION AND OWNERSHIP OF DOCUMENTS (continued) this or any Order, it will notify the Disclosing Party immediately and assist the Disclosing Party, at the Disclosing Party's expense, in protecting the Information. All Information will remain the property of the Disclosing Party and will be returned to that party upon request. Neither party will appropriate any Information for its own use. Upon the termination of this Agreement or any Order(s), each party will return all Information to the Disclosing Party or destroy same if so directed.

15. SUBCONTRACTOR'S STATUS Neither Subcontractor nor its employees, agents or representatives are employees, servants, partners or joint ventures of or with SWBT. Subcontractor is in all respects an independent Subcontractor and will at all times direct, control and supervise all of its employees, agents and representatives and their respective activities.

All persons working for or furnished by Subcontractor in connection with the performance of Subcontractor's obligations hereunder, including without imitation agents, employees, suppliers and subcontractors, will be under the exclusive control and supervision of Subcontractor who will be solely responsible and liable for the compliance of all such persons and firms with, and their observance of, this Agreement, Orders and all federal, state and local statutes, laws, regulations, rules, ordinances, orders and codes (collectively, the "Laws"), including without limitation those Laws regarding working conditions, hours of work, compensation, workers' compensation, Immigration Reform and Control Act requirements and payment of all taxes (including without limitation unemployment, social security and other payroll taxes) and contributions to pension or retirement plans or programs.

16. INSURANCE With respect to performance hereunder, Subcontractor agrees to maintain, at all times during the term hereof the following insurance coverage and any additional insurance and/or bonds required by law:

(a) Workers' Compensation insurance with benefits afforded under the laws of the state in which the work is to be performed.

(b) Employer's Liability insurance with minimum limits of $100,000 for bodily injury by accident,$100,000 for bodily injury by disease per employee and $500,000 for bodily injury by disease policy aggregate.

(c)General Liability insurance with the minimum limits of $1,000,000 per occurrence for bodily injury and property damage arising out of Premises/Operations, $1,000,000 per Occurrence Personal Injury and $1,000,000 General Policy aggregate (applicable to Commercial General Liability Policies), and $1,000,000 per occurrence/aggregate for Products/Completed Operations. Coverage must include Blanket Contractual, Independent Subcontractor's Liability and Broad Form Property Damage and name SWBT as an "Additional Insured." (d) If use of motor vehicles is required, Automobile Liability insurance with minimum limits of$1,000,000 per occurrence for bodily injury and property damage, which coverage will extend to all owned, hired and non-owned autos.


Insurance companies affording coverage hereunder must have a Best's Rating of B+VII or better.

Upon SWBT's request, Subcontractor agrees to furnish certificates or other acceptable proof of the foregoing insurance which will provide for SWBT to be notified in writing at least thirty (30) days prior to cancellation of or any material change in any of the insurance evidenced thereby.

17. ADVERTISING AND PUBLICITY Subcontractor agrees not to use in any advertising or sales promotion, press releases or other publicity matters any endorsements, direct or indirect quotes, or pictures implying endorsement by SWBT or any of its employees without SWBT's prior written approval. Subcontractor further agrees to submit to SWBT for written approval, prior to publication, all publicity matters that mention or display SWBT's name and/or marks or contain language from which a connection to said name and/or marks may be referred or implied.

Southwestern Bell Telephone

18. PAYMENT OF TAXES In the event that SWBT is liable under federal law for excise taxes or under state or local law for sales taxes collected by Subcontractor on the Services or Material provided hereunder, Subcontractor will bill such taxes as separate items, listing each tax jurisdiction involved. SWBT will have the right to require Subcontractor to contest with the imposing jurisdiction, at SWBT's expense, any taxes or assessments which SWBT may deem to be improperly levied. Subcontractor agrees to furnish to SWBT statements evidencing that taxes and assessments for which SWBT is responsible hereunder have been paid.


19. INFRINGEMENT Subcontractor agrees to indemnify and hold SWBT harmless from and against any loss, liability, damage or expense (including increased damages for willful infringement, punitive damages, attorneys' fees and court costs) that may result by reason of any infringement, or claim of infringement, of any trade secret, patent, trademark, copyright or other proprietary interest of any third party based on the normal use or installation of any Material, Software, Documentation, program or Services furnished to SWBT hereunder, except to the extent that such claim arises from Subcontractor's compliance with SWBT's detailed instructions for which SWBT agrees to indemnify Subcontractor. Such exception will not, however, include:

(a) Merchandise available on the open market or the same as such merchandise.

(b) Items of Subcontractor's origin, design of selection.

Subcontractor warrants that it has made reasonable independent investigation (including obtaining legal opinions) to determine the legality of its right to produce and sell the Material/Equipment/Services provided herein.

If an injunction or order is obtained against SWBT's use of any Material, Software, Documentation, program or Services, or if in Subcontractor's opinion any Material, Software, Documentation, program or Service is likely to become the subject of a claim of infringement, Subcontractor will, at its expense:

 (i) Procure for SWBT the right to continue using the Material, Software, Documentation, program or Service; or

(ii) After consultation with SWBT, replace or modify the Material, Software, Documentation, program or Service to make it a substantially similar functionally equivalent, non-infringing Material, Software, Documentation, program or Service.

If the Material, Software, Documentation, program or Service is purchased or licensed and neither (I) or (ii) above is possible, SWBT may cancel the applicable Purchase Order and require Subcontractor to remove such Material, Software, Documentation, program or Service from SWBT's customer location and refund any charges paid therefor to SWBT In no event will SWBT be liable to Subcontractor for any charges after the date that SWBT no longer uses the Material, Software, Documentation, program or Service because of actual or claimed infringement.

Each party hereto agrees to defend or settle, at its own expense, any action or suit against the other party hereto for which it is responsible under this clause. Each party further agrees to notify the other party promptly of any claim of infringement for which the other party is responsible hereunder and cooperate in every reasonable way to facilitate the defense thereof.

in the event that Subcontractor, after notification of any claim for which Subcontractor is responsible, does not assume the defense of such action, Subcontractor will reimburse SWBT for all of its costs incurred in the defense of the claim, including, but not limited to attorneys' fees and interest on Suct1 Buyer's payment of said amounts from the date of SWBT's payment of said amounts.

Southwestern Bell Telephone

20. LABOR AND MATERIAL Subcontractor will furnish all supervision, labor, tools, power, transportation, Material and supplies specified in a Purchase Order except any items specifically listed as being furnished by SWBT or others. It is Subcontractor's duty to inspect all Labor and Material furnished by Subcontractor in connection with the Services, and to report all defects of which Subcontractor becomes aware in the performance of the Services. Such inspection will include, without limitation, inspection for defects which could cause property damage or personal injury. Subcontractor will not use any Material, or permit it to be incorporated into the Services,which is defective or which would otherwise result in an unreasonable risk of harm to persons or property.

21. SEVERABILITY If any provision of this Agreement is determined to be invalid such invalidity will not invalidate the entire Agreement, but rather the entire Agreement will be construed as if it did not contain the particular invalid provision(s) and the rights and obligations of SWBT and Subcontractor will be construed accordingly.

22. NON-WAIVER No course of dealing or failure of either party to strictly enforce any term, right or condition hereof will be construed as a waiver of such term, right or condition. The waiver by SWBT in one instance of any default of Subcontractor hereunder will not be deemed a waiver of any other default of Subcontractor. The express provision herein for certain rights and remedies of SWBT are in addition to any other legal and equitable rights and remedies to which SWBT would otherwise be entitled.

23. CUMULATIVE RIGHTS AND REMEDIES The various rights, options, and remedies contained herein will be construed as cumulative and no one of them will be exclusive of any others, or of any other legal or equitable remedy which either party might otherwise have in the event of a breach or default in the performance of the terms, conditions, covenants and agreements set forth herein, and the exercise of one right or remedy by either party will not impair or waive its rights to any other right or remedy.

24.  NOTICES

Any notice or demand which under the terms hereof must or may be given or made by SWBT or Subcontractor will be in writing and given or made by facsimile, or similar communication or by certified or registered mail, return receipt requested, addressed to the respective parties as shown:

 (a) If to Subcontractor:

          Micro-Media Solutions, Inc.
          501 Waller
          Austin, Texas 78702
          Attn.: Jose Chavez

 (b) If to SWBT:

          Southwestern Bell Telephone Company
          712 E. Huntland, Rm. 107
          Austin, Texas 78752
          Attn.: Manager Purchasing

 (c) If to SWBT:

          Southwestern Bell Telephone Company
          712 E. Huntland, Rm. 107
          Austin, Texas 78752
          Attn.: Senior Systems Integrator

Such notice or demand will be deemed to have been given or made when sent, if sent by facsimile, or similar communication, or when deposited, postage prepaid, in the US mail. The above addresses may be changed at any time by giving thirty (30) days' prior written notice as above provided.

25. CHOICE OF LAW This Agreement will be governed by the laws of the State of Texas. Southwestern Bell Telephone

26. ASSIGNMENT Neither party hereto may assign, subcontract or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other party which consent will not be unreasonably withheld; provided, however SWBT will have the right to assign this Agreement to any present or future affiliate subsidiary or parent corporation, without securing the consent of Subcontractor, and may grant to any such assignee the same rights and privileges SWBT enjoys hereunder. Any attempted assignment not assented to in the manner prescribed herein, except an assignment confined solely to moneys due or to become due, will be void. It is expressly agreed that any assignment of moneys will be void if (a) Subcontractor fails to give SWBT at least thirty (30) days' prior written notice thereof, or (b) such assignment attempts to impose upon SWBT obligations to the assignee in addition to the payment of such moneys or preclude SWBT from dealing solely and directly with Subcontractor in all matters pertaining hereto including the negotiation of amendments or settlements of charges due.

27. LIABILITY Subcontractor agrees to indemnify, defend and save SWBT harmless (including its officers, directors, agents and employees) from and against any and all liability, loss, damage or expense (including attorneys' fees and court costs) incurred by SWBT in connection with any claim, demand or suit caused by, arising from, or attributable to the Material or Services provided by Subcontractor or the acts or omissions of Subcontractor (including any of its suppliers, agents or subcontractors) but excepting the negligent acts or omissions solely of SWBT in furnishing the Material or performing Services. This indemnity will survive the delivery, inspection and acceptance of Material or performance of Services hereunder. SWBT agrees to promptly notify Subcontractor of any claim or demand for which Subcontractor is or may be responsible hereunder. Subcontractor agrees not to implead or bring any action against SWBT or SWBT's employees based on any claim for personal injury or death that occurs in the course or scope of employment of any person by SWBT arising out of Material or Services furnished hereunder.

28. MODIFICATION TO CONFORM TO LAWS This Agreement and SWBT's obligations hereunder will be subject to all applicable laws, court orders, rules and regulations (collectively, "LAWS") including, by way of illustration and not limitation, to the 1996 Telecommunications Act. In the event this Agreement, or any of the provisions hereof or the operations contemplated hereunder, are found to be inconsistent with or contrary to any Laws, the latter will be deemed to control and, if commercially practicable, this Agreement will be regarded as modified accordingly and will continue in full force and effect as so modified. If such modified Agreement is not commercially practicable, in the opinion of either party, then the parties agree to meet promptly and discuss any necessary amendments or modifications to this Agreement. If the parties are unable to agree on necessary amendments or modifications in order to comply with any Laws, then this Agreement may be terminated immediately by either party. In the event of such termination, Customer will pay SWBT all amounts due for SERVICES and MATERIAL provided hereunder by SWBT up to and including the effective date of termination.

29. NON-EXCLUSIVE DEALING It is expressly understood and agreed that this Agreement does not grant Subcontractor an exclusive right to provide the Services or Materials described herein and that SWBT may itself perform, or contract with other suppliers to provide, the Services or Materials.

30. TERMINATION Either party hereto may terminate this Agreement in whole or in part by giving the other party hereto at least three (3) months' prior written notice. Upon termination, SWBT will pay Subcontractor all amounts due for Material and Services by Subcontractor up to and including the effective date of termination, which payment will constitute a full and complete discharge of SWBT's payment obligations hereunder. If Subcontractor terminates this Agreement, Subcontractor will pay SWBT the difference between the cost of acquiring Materials and Service from a third party and the amount stated in Clause 2 Compensation for each order that is outstanding at the time of termination. Termination hereof as set forth herein will also constitute a full and complete discharge of Subcontractor's obligations hereunder. Southwestern Bell Telephone

31. PLANT AND WORK RULES   Each party's employees and agents will, while on the
premises of the other or at any other location while performing SERVICES under this agreement for SWBT, comply with all plant rules and regulations, including, but not limited to, the section of SBC Communications' Code of Business Conduct," a copy of which is available upon request, which prohibits the possession of any weapon or implement which might be used as a weapon on SWBT properties. In addition, the parties agree that, where required by government regulations, it will submit satisfactory clearance from the U.S. Department of Defense and/or other federal authorities concerned.

32. ENTIRE AGREEMENT THE TERMS AND PROVISIONS CONTAINED HEREIN CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES WHICH MAY NOT BE MODIFIED EXCEPT BY A WRITTEN INSTRUMENT SIGNED BY BOTH PARTIES. The provisions hereof supersede all prior oral and written quotations, communications, agreements and understandings of the parties, if any, with respect to the subject matter hereof.

SO AGREED:

 Micro-Media Solutions, Inc.            Southwestern Bell Telephone Company
 ("Subcontractor")                      ("SWBT")


 By:                                    By:
    ---------------------------            ---------------------------


 Title:                                 Title: Manager of Purchasing
       ------------------------

 Date: 7/23/97                          Date: 7/24/97